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                                                                      EXHIBIT 32

                           SECTION 1350 CERTIFICATIONS

The undersigned, Curt S. Culver, Chief Executive Officer of MGIC Investment Corporation (the "Company"), and J. Michael Lauer, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S. C. Section 1350, that to our knowledge:

(1) the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2007


/s/ Curt S. Culver
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Curt S. Culver
Chief Executive Officer


/s/ J. Michael Lauer
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J. Michael Lauer
Chief Financial Officer